SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

January 25, 2007

ARIEL WAY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-50051	65-0983277
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 1220
Vienna, VA 22182

(Address of principal executive offices) (Zip Code)

(703) 918-2430

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 17, 2007, Ariel Way, Inc. through its wholly-owned subsidiary Ariel Way Media, Inc. (the “Company”) entered into a Strategic Channel Program Agreement (the “Agreement”) with Helius, Inc., a Utah corporation. The Agreement provides a framework for the relationship between Helius and the Company, who intends to actively utilize, promote, sell and support Helius products and solutions. The Agreement is non-exclusive and non-transferable.

Helius designated the Company as a member of the Helius Strategic Channel Program (the “Program”) conditioned upon completion of requirements and adherence to certain rules and regulations. Helius reserves the right to adjust all Program benefits and requirements or cancel the Program at any time with 30 days written notice to the Company. The Company’s Territory is United States and Canada and the Company can not export outside of the Territory without prior approval from Helius.

The Agreement shall continue in full force and effect until December 31, 2007. The Agreement will renew automatically for one-year terms each year unless terminated earlier. Either Party may terminate the Agreement for convenience upon 30 days written notice. Helius may also terminate the Agreement immediately if the Company fails to meet any criteria in the Agreement or any attached addendums.

Helius will accrue a percentage of sales (at Helius’ discretion) which will be classified as Market Development Funds (“MDF”). When specified in an addendum, the Company may request the use of these funds to support approved marketing activities. Helius MDF must be used directly and solely for marketing of Helius products by the Company. The Company must get prior written approval from Helius Marketing for any marketing activity expenditure that will be paid for by MDF.

The Addendum to the Agreement provides for the following:

• Annual purchase goal of $10 Million (the Company’s cost) in purchases of Helius products;
• Certify at least one sales staff person as a Helius Sales Consultant within 30 days of signing Agreement;
• Certify at least one technical staff person as a Helius System Administrator within 90 days of signing Agreement;
• Purchase at least one Helius “Not for Resale” product for demonstrations and training within 30 days of signing the Agreement;
• Develop a quarterly marketing plan with Helius sales team for activities and programs to grow Helius sales through the Company;
• Hold at least one marketing event per quarter that features Helius products and solutions. Event may be MDF or Company funded;
• Agree to exhibit and promote Helius products at applicable trade shows and events;
• Provide first line technical support directly to Company’s end-customers;
• Show ability to demonstrate the features and benefits of Helius products;
• Place Helius Strategic Reseller Partner Logo on the Company web site.

On January 25, 2007, Ariel Way issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, regarding Ariel Way signs strategic channel program agreement with Helius for digital signage networks.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1           Press Release dated January 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARIEL WAY, INC.

By: /s/ Arne Dunhem
Name:  Arne Dunhem
Title: President and Chief Executive Officer

Date: January 25, 2007